SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934
(Amendment No.     )

Check the appropriate box:
[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d) (2) )
[ ]	Definitive Information Statement

VALIC COMPANY I
(Name of Registrant as Specified in its Charter)

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	1)	Title of each class of securities to which transaction applies:
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	2)	Aggregate number of securities to which transaction applies:
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	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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[ ]	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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3)	Filing Party:
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4)	Date Filed:
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VALIC Company I
2929 Allen Parkway
Houston, Texas 77019

July __, 2004

Dear Participant:

             The enclosed Information Statement details a recent sub-adviser change for the Value Fund (the "Fund") of VALIC Company I. On April 20, 2004, the Board of Directors approved the replacement of Putnam Investment Management, LLC ("Putnam") as investment sub-adviser for the Fund. Accordingly, the Board of Directors approved the engagement of OppenheimerFunds, Inc. ("Oppenheimer") to serve as investment sub-adviser effective June 21, 2004.

             This change in portfolio management has resulted in a change in the investment objective from capital growth and current income to capital appreciation. However, the change in portfolio management did not result in any modifications to the Fund's principal investment strategy as stated in the VALIC Company I prospectus, nor was there any change in the advisory fees payable by the Fund.

             As a matter of regulatory compliance, we are sending you this Information Statement, which describes the management structure of the Fund, the ownership of Oppenheimer and the terms of the investment sub-advisory agreement with Oppenheimer, which the Directors, including the Independent Directors, have approved.

             This document is for your information only and you are not required to take any action. Should you have any questions on the enclosed Information Statement, please feel free to call VALIC Client Services at 1-800-448-2542. We thank you for your continued support and investments.

Sincerely,

Evelyn Curran
President
VALIC Company I

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VALIC Company I
VALUE Fund
2929 Allen Parkway
Houston, Texas 77019

INFORMATION STATEMENT

Introduction

            This Information Statement is being provided to the shareholders of the Value Fund (the "Fund") of VALIC Company I ("VC I") in lieu of a proxy statement. The sub-adviser (portfolio manager) for the Fund from its inception on December 31, 2001 through June 18, 2004 was Putnam Investment Management, LLC ("Putnam").

            Based on its review and consideration of the performance of the Fund since its inception, The Variable Annuity Life Insurance Company ("VALIC" or the "Adviser"), the adviser to VC I, recommended to the Fund's Board of Directors (the "Board") that OppenheimerFunds, Inc. ("Oppenheimer") should become the Fund's new sub-adviser. This sub-advisory change was approved by the Board on April 20, 2004. The Board also approved a new Investment Sub-Advisory Agreement for the Fund, between VALIC and Oppenheimer (the "Oppenheimer Sub-Advisory Agreement"). The Oppenheimer Sub-Advisory Agreement is the same in all material respects to the Putnam Investment Sub-Advisory Agreement dated August 29, 2001, as amended on January 1, 2002, in effect between VALIC and Putnam (the "Putnam Sub-Advisory Agreement"), except for the name of the sub-adviser, effective date, and term. In addition, the subadvisory fees payable pursuant to the Oppenheimer Sub-Advisory Agreement are lower. Total annual operating expenses of the Fund have not changed with Oppenheimer's assumption of its sub-advisory responsibilities. Lastly, although the investment objective of the Fund has changed from capital growth and current income to capital appreciation upon the change to Oppenheimer such change did not result in any modifications to the Fund's principal investment strategy.

            VC I has received an exemptive order from the Securities and Exchange Commission ("SEC") which allows VALIC, subject to certain conditions, to select new sub-advisers or replace existing sub-advisers without obtaining shareholder approval of the change. The Board, including a majority of those Directors who are not parties to a sub-advisory agreement or interested persons of any such party ("Independent Directors"), as defined by the Investment Company Act of 1940, as amended, (the "1940 Act"), must first approve each sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change is beneficial to shareholders. Within 90 days of such a change, the Fund will provide information to shareholders about the new sub-adviser and its agreement. This information statement is being provided to you to satisfy this requirement. This statement is being mailed on or about July [22], 2004, to all participants in annuity contracts ("Contract") who were invested in the Fund as a variable investment option on or prior to June 18, 2004 (the "Record Date").

            The Putnam Sub-Advisory Agreement was approved by the Fund's sole shareholder on January 1, 2002, and was most recently approved by the Board, including the Independent Directors, on July 22, 2003.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

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The Adviser and its Responsibilities

            VALIC is an investment adviser registered with the SEC. VALIC is located at 2929 Allen Parkway, Houston, Texas 77019. VALIC oversees the day-to-day operations of the Fund. VALIC employs a sub-adviser who makes investment decisions for the Fund. The sub-adviser makes investment decisions for the Fund according to the Fund's investment objective and restrictions. Subject to the oversight of VALIC, the sub-adviser evaluates pertinent economic, statistical, financial and other data in order to determine the optimal portfolio holdings to meet the Fund objectives and performance benchmark.

            As the Adviser to the Fund, VALIC monitors the sub-adviser and compares Fund performance with relevant market indices and peer groups. VALIC watches for corporate actions and examines the sub-adviser's compliance with VALIC and fund policies. VALIC regularly provides written reports to the Board describing the results of its evaluation and oversight functions. VALIC recommended Oppenheimer after extensive research and qualitative and quantitative analysis of other candidate firms and their organizational structure, investment process and style and long-term performance record.

            Under the Investment Advisory Agreement between VALIC and VC I, on behalf of the Fund, the annual advisory fee payable to VALIC by the Fund for the fiscal year ended May 31, 2004 was 0.78% of average daily net assets or $102,208.

The Investment Sub-Advisory Agreement

            In the Oppenheimer Sub-Advisory Agreement, Oppenheimer agrees to provide an investment program for the Fund and is responsible for the investment and reinvestment of the Fund's assets. Oppenheimer selects securities for the Fund, subject to VALIC's oversight. Oppenheimer may place trades through brokers of its choosing and will take into consideration the quality of the brokers' services and execution. For these services, VALIC pays Oppenheimer a sub-advisory fee, based on the average daily net assets of the Fund, consisting of a monthly fee computed at the following annual rates:
0.45% on first $250 million, and 0.40% over $250 million.

            For the fiscal year ended May 31, 2004, VALIC paid Putnam 0.50% of average daily net assets or $65,518 in sub-advisory fees. The advisory fees retained by VALIC for the period were 0.28% or $36,690 for the Fund. If Oppenheimer had served as sub-adviser for the last fiscal year, VALIC would have paid Oppenheimer $6,552 or 0.05% less than what VALIC had paid Putnam.

            The Oppenheimer Sub-Advisory Agreement provides that Oppenheimer shall not be subject to liability to VALIC, the Fund, or to any shareholder of the Fund for any act or omission in rendering services under the Oppenheimer Sub-Advisory Agreement, or for any losses sustained in the purchase, holding, or sale of any portfolio security, as long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties. The Oppenheimer Sub-Advisory Agreement provides for automatic termination unless at least annually, its continuance is approved by (i) the Board or the affirmative vote of the holders of a majority of the outstanding shares of the Fund, and (ii) the Independent Directors. The Oppenheimer Sub-Advisory Agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the Board, VALIC, or the holders of a majority of the outstanding shares of the Fund, upon 30 to 60 days' written notice. The Oppenheimer Sub-Advisory Agreement is attached to this information statement as Exhibit A.

            Effective and Termination Dates: The Oppenheimer Sub-Advisory Agreement was unanimously approved by the Board, including a majority of the Independent Directors, on April 20, 2004. The effective date of the Oppenheimer Sub-Advisory Agreement was June 21, 2004. The Oppenheimer Sub-Advisory Agreement will be reviewed again in 2005.

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Board Considerations

            In connection with its review and approval of the Oppenheimer Sub-Advisory Agreement, the Board reviewed materials furnished regarding Oppenheimer and its sub-advisory responsibilities, including information regarding the investment processes of Oppenheimer and considered the historical performance it achieved in connection with similar funds. In addition, the Board also considered the performance of the Fund with that of a comparative peer group. The Board also received sales and redemption data and VALIC's general economic outlook. The Board reviewed the duties of the sub-adviser, including the formulation and implementation of investment programs, the evaluation of Fund investments and relationship management. The Board was also informed about the resources devoted to compliance management and the non-investment management services provided. In reviewing the proposed change of the sub-adviser, the Board considered these factors, among others, as discussed below.

            The Board considered that the recommendation did not involve any material changes in the overall form of the sub-advisory agreement, and observed that the fees were lower than that paid to Putnam. As part of their deliberations, the Board took into account the following, among other factors: the nature and quality of the services provided or reasonably anticipated to be provided and the results achieved or reasonably anticipated to be achieved by Oppenheimer; the amount and structure of investment sub-advisers' fees generally and the fees payable under the Oppenheimer Sub-Advisory Agreement; and the management, personnel and operations of Oppenheimer. Also, the Board considered the structure of Oppenheimer and its ability to provide services, based on both its financial condition and expertise. With respect to Oppenheimer's organization, the Board reviewed financial statements relating to the firm's profitability and financial condition. Lastly, the Board compared Oppenheimer's subadvisory fees with those of other advisers and considered the indirect costs and benefits of providing such subadvisory services.

            The Board, including all of the Independent Directors, determined that the subadvisory fee was fair and reasonable and that the approval of the Oppenheimer Sub-Advisory Agreement was in the best interests of the Fund and its shareholders.

Information about Oppenheimer

            Oppenheimer has been an investment adviser since 1960. As of March 31, 2004, Oppenheimer had over $150 billion in assets under management.

            Oppenheimer is not affiliated with VALIC. No Director of VC I has owned any securities, or has had any material interest in, or a material interest in a material transaction with Oppenheimer or its affiliates since the beginning of the Fund's most recent fiscal year.

            The following chart lists the principal officers and directors of Oppenheimer and their principal occupations. The business address of each officer and director except Mr. Murphy is 6803 Tuscon Way, Centennial, Colorado 80112-3924. The address for Mr. Murphy is Two World Financial Center, 225 Liberty St., New York, New York 10281-1008.
Name	Position with Oppenheimer and Principal Occupation
John V. Murphy	Chairman, President, Chief Executive Officer and Director
Andrew Ruotolo	Director, Executive Vice President
Craig P. Dinsell	Executive Vice President
James H. Ruff	Executive Vice President
Brian W. Wixted	Treasurer
Kurt J. Wolfgruber	Executive Vice President, Chief Investment Officer, and Director
Robert G. Zack	Executive Vice President and General Counsel
Mark Vandehey	Senior Vice President and Chief Compliance Officer
David Pfeffer	Senior Vice President and Chief Financial Officer

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            Oppenheimer is the investment adviser for other mutual funds that have an investment objective similar to the Fund. The name of such fund(s), together with information concerning the fund's assets, the annual fees paid and the waiver or reimbursement percentage (as a percentage of average net assets) to Oppenheimer for its services, are set forth below.
Fund Name	Assets as of 12/31/03	Fee Rate
Oppenheimer Value Fund	$407.7 million	On the first $300 million 0.625% On the next $100 million 0.500% On assets over $400 million 0.45%

Information about Putnam

            Putnam is a subsidiary of Putnam Investment, Inc., a holding company which in turn is, except for a minority stake, owned by Marsh & McLennan Companies, Inc., a publicly-owned holding company, located at 1166 Avenue of the Americas, New York, New York 10036.

Other Service Agreements

            VC I has service agreements with VALIC and AIG SunAmerica Asset Management Corp. ("SAAMCo") to provide transfer agency services as well as accounting and administrative services to the Fund. Transfer agent services also include shareholder servicing and dividend disbursements. For the fiscal year ended May 31, 2004, the Fund paid VALIC and SAAMCo $1,040 and $9,713, respectively, for transfer agency fees under such agreements and accounting and administrative fees. SAAMCo is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311.

ANNUAL REPORTS

            Copies of the most recent Annual Report and Semi-Annual Report may be obtained without charge if you:
- - -	write to: VALIC Company I 2929 Allen Parkway Houston, Texas 77019 call (800) 448-2542 access the Report through the Internet at www.aigvalic.com

SHAREHOLDER PROPOSALS

            The Fund is not required to hold annual shareholder meetings. Shareholders who would like to submit proposals for consideration at future shareholder meetings should send written proposals to Nori L. Gabert, Esq., Vice President and Secretary of VALIC Company I, 2929 Allen Parkway, A36-03, Houston, Texas 77019.

OWNERSHIP OF SHARES

            As of the Record Date, there were _____ shares of the Fund outstanding. All shares of the Fund are owned by VALIC Separate Account A (___%) and VALIC (___%). To VALIC's knowledge, no person owns a Contract or interests therein for more than 5% of the outstanding shares of the Fund. The Directors and officers of VC I and members of their families as a group, beneficially owned less than 1% of the common stock of the Fund, as of the Record Date.

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Exhibit A

INVESTMENT SUB-ADVISORY AGREEMENT

This AGREEMENT made this 21st day of June, 2004, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as "VALIC," and OPPENHEIMERFUNDS, INC., hereinafter referred to as the "SUB-ADVISER."
VALIC and the SUB-ADVISER recognize the following:
(a)	VALIC is a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940, as amended ("Advisers Act").

(b)

VALIC is engaged as the investment adviser of VALIC Company I ("VC I"), pursuant to an Investment Advisory Agreement between VALIC and VC I, an investment company organized under the general corporate laws of Maryland as a series type of investment company issuing separate classes (or series) of shares of common stock. VC I is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"). The 1940 Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.

(c)

VC I currently consists of twenty-two portfolios ("Funds"):
Asset Allocation Fund
Blue Chip Growth Fund
Capital Conservation Fund
Core Equity Fund
Government Securities Fund
Growth Fund
Growth & Income Fund
Health Sciences Fund
Income & Growth Fund
International Equities Fund
International Government Bond Fund
International Growth I Fund
Large Cap Growth Fund
Mid Cap Index Fund
Money Market I Fund
Nasdaq-100® Index Fund
Science & Technology Fund
Small Cap Fund
Small Cap Index Fund
Social Awareness Fund
Stock Index Fund
Value Fund

In accordance with VC I's Articles of Incorporation (the "Articles"), new Funds may be added to VC I upon approval of VC I's Board of Directors without the approval of Fund shareholders. This Agreement will apply only to Funds set forth on the attached Schedule A, and any other Funds as may be added or deleted by amendment to the attached Schedule A ("Covered Fund(s)").

(d)	The SUB-ADVISER is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Advisers Act.

(e)

VALIC desires to enter into an Investment Sub-Advisory Agreement with the SUB-ADVISER for all or a portion of the assets of the Covered Fund(s) which VALIC determines from time to time to assign to the SUB-ADVISER.

VALIC and the SUB-ADVISER agree as follows:

1.	Services Rendered and Expenses Paid by the SUB-ADVISER

The SUB-ADVISER, subject to the control, direction, and supervision of VALIC and VC I's Board of Directors and in material conformity with the 1940 Act, all applicable laws and regulations thereunder, all other applicable federal and state securities and tax laws and regulations, including section 817(h) and Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), VC I's Articles, Bylaws, registration statements, prospectus and stated investment objectives, policies and restrictions and any applicable procedures adopted by VC I's Board of Directors and provided to the SUB-ADVISER in writing shall:

(a)

manage the investment and reinvestment of the assets of the Covered Fund(s) including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in each Covered Fund's portfolio, and the formulation and implementation of investment programs.

(b)

maintain a trading desk and place orders for the purchase and sale of portfolio investments (including futures contracts and options thereon) for each Covered Fund's account with brokers or dealers (including futures commission merchants) selected by the SUB-ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers (including futures commission merchants) selected by the SUB-ADVISER, subject to the SUB-ADVISER's control, direction, and supervision, which brokers or dealers may include brokers or dealers (including futures commission merchants) affiliated with the SUB-ADVISER, subject to applicable law.

The SUB-ADVISER will assist the Covered Fund(s) and its agents in determining whether prices obtained for valuation purposes accurately reflect the prices on the SUB-ADVISER's portfolio records relating to the assets of the Covered Fund(s) for which the SUB-ADVISER has responsibility at such times as VALIC shall reasonably request; provided, however, that the parties acknowledge that the SUB-ADVISER is not the fund accounting agent for the Covered Fund(s) and is not responsible for pricing determinations or calculations and any information provided pursuant to this position by SUB-ADVISER will be provided for information purposes only.

In performing the services described in paragraph (b) above, the SUB-ADVISER shall use its best efforts to obtain for the Covered Fund(s) the best execution of portfolio transactions. Subject to approval by VC I's Board of Directors of appropriate policies and procedures, the SUB-ADVISER may cause the Covered Fund(s) to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and/or research services to the SUB-ADVISER. The SUB-ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting in accordance with such authorization.

The SUB-ADVISER may aggregate sales and purchase orders of securities held by the Covered Fund(s) with similar orders being made simultaneously for other accounts managed by the SUB-ADVISER or with accounts of the affiliates of the SUB-ADVISER, if in the SUB-ADVISER's reasonable judgment such aggregation shall result in an overall economic benefit to the Covered Fund considering the advantageous selling or purchase price, brokerage commission and other expenses. In accounting for such aggregated order price, commission and other expenses shall be averaged on a per bond or share basis daily. VALIC acknowledges that the determination of such economic benefit to the Covered Fund(s) by the SUB-ADVISER is subjective and represents the SUB-ADVISER's evaluation that the Covered Fund(s) is benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

VALIC authorizes and empowers the SUB-ADVISER to direct the Covered Fund's Custodian to open and maintain brokerage accounts for securities and other property, including financial and commodity futures and commodities and options thereon (all such accounts hereinafter called "brokerage accounts") for and in the name of the Covered Fund(s) and to execute for the Covered Fund(s) as its agent and attorney-in-fact standard customer agreements with such broker or brokers as the SUB-ADVISER shall select as provided above. With respect to brokerage accounts for financial and commodity futures and commodities and options thereon, the SUB-ADVISER shall select such brokers, as approved by VALIC, prior to the establishment of such brokerage account. The SUB-ADVISER may, using such of the securities and other property in the Covered Fund as the SUB-ADVISER deems necessary or desirable, direct the Covered Fund's Custodian to deposit for the Covered Fund original and maintenance brokerage and margin deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the SUB-ADVISER deems desirable or appropriate.

The SUB-ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report periodically to VALIC and VC I's Board of Directors regarding the performance of its services under this Agreement. The SUB-ADVISER will make available to VALIC and VC I promptly upon their reasonable written request all of the Covered Fund(s)' investment records and ledgers to assist VALIC and VC I in compliance with respect to each Covered Fund's securities transactions as required by the 1940 Act and the Advisers Act, as well as other applicable laws. The SUB-ADVISER will furnish VC I's Board of Directors such periodic and special reports as VALIC and VC I's Board of Directors may reasonably request. The SUB-ADVISER will furnish to regulatory authorities any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Covered Fund(s) are being conducted in a manner consistent with applicable laws and regulations. Any information and advise furnished by any party to this agreement to the other party or parties shall be treated as confidential and shall not be disclosed to third parties without the consent of the other party hereto except as required by law, rule or regulation. Notwithstanding the foregoing, the SUB-ADVISER may disclose the total return earned by the Covered Fund(s) and may include such total return and related items in the calculation of composite performance information without prior approval by VALIC or the Board of Directors of VC I.

Should VALIC at any time make any definite determination as to any investment policy and notify the SUB-ADVISER in writing of such determination, the SUB-ADVISER shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked, provided such determination will permit SUB-ADVISER to comply with the first paragraph of this Section.

The SUB-ADVISER will not hold money or investments on behalf of VC I. The money and investments will be held by the Custodian of VC I. The SUB-ADVISER will arrange for the transmission to the Custodian for VC I, on a daily basis, such confirmation, trade tickets and other documents as may be necessary to enable it to perform its administrative responsibilities with respect to the Covered Fund(s). The SUB-ADVISER further shall have the authority to instruct the Custodian of VC I (i) to pay cash for securities and other property delivered, or to be delivered, to the Custodian for VC I (ii) to deliver securities and other property against payment for VC I, and (iii) to transfer assets and funds to such brokerage accounts as the SUB-ADVISER may designate, all consistent with the powers, authorities and limitations set forth herein. The SUB-ADVISER shall not have the authority to cause the Custodian to deliver securities and other property except as expressly provided for in this Agreement.

The SUB-ADVISER shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act or represent VALIC or VC I other than in furtherance of the SUB-ADVISER's duties and responsibilities as set forth in this Agreement.

Except as otherwise agreed, or as otherwise provided herein, the SUB-ADVISER shall bear the expense of discharging its responsibilities hereunder and VALIC shall pay, or arrange for others to pay, all VALIC's expenses, except that VALIC shall in all events pay the compensation described in Section 2 of the Agreement.

The SUB-ADVISER is hereby prohibited from consulting with any other sub-adviser of the Covered Fund(s) (or a portion thereof) or any other sub-adviser to a fund under common control with the Covered Fund(s) (or a portion thereof) concerning securities transactions of the Covered Fund(s) (or a portion thereof) in securities or other assets.

VALIC has retained a third-party to vote proxies for the Covered Fund(s). The SUB-ADVISER has no responsibility to vote proxies.

The SUB-ADVISER makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Covered Fund(s), whether on a relative or absolute basis.

2.	Compensation of the SUB-ADVISER

VALIC shall pay to the SUB-ADVISER, as compensation for the services rendered and expenses paid by the SUB-ADVISER, a monthly fee or fees based on each Covered Fund's average daily net asset value computed for each Covered Fund as provided for herein and in the fee schedule attached hereto as Schedule A. Schedule A may be amended from time to time, provided that amendments are made in conformity with applicable laws and regulations and the Articles and Bylaws of VC I. Any change in Schedule A pertaining to any new or existing Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.

The average daily net asset value shall be determined by taking the mean average of all of the determinations of net asset value, made in the manner provided in VC I's Declaration, for each business day during a given calendar month. VALIC shall pay this fee for each calendar month as soon as practicable after the end of that month, but in any event no later than ten (10) business days following the end of the month.

If the SUB-ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.

The payment of advisory fees related to the services of the SUB-ADVISER under this Agreement shall be the sole responsibility of VALIC and shall not be the responsibility of VC I.

3.	Scope of the SUB-ADVISER's Activities

VALIC understands that the SUB-ADVISER and its affiliates now act, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to other investment companies, and VALIC has no objection to the SUB-ADVISER so acting, provided that whenever a Covered Fund(s) and one or more other accounts or investment companies advised by the SUB-ADVISER have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a methodology believed by the SUB-ADVISER to be equitable to each entity. The SUB-ADVISER similarly agrees to allocate opportunities to sell securities. VALIC recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for a Covered Fund(s). In addition, VALIC understands that the persons employed by the SUB-ADVISER to assist in the performance of the SUB-ADVISER's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the SUB-ADVISER or any affiliate of the SUB-ADVISER to engage in and devote time and attention to other business or to render services of whatever kind or nature.

Except as otherwise required by the 1940 Act, any of the shareholders, directors, officers and employees of VALIC may be a shareholder, director, officer or employee of, or be otherwise interested in, the SUB-ADVISER, and in any person controlling, controlled by or under common control with the SUB-ADVISER; and the SUB-ADVISER, and any person controlling, controlled by or under common control with the SUB-ADVISER, may have an interest in VALIC.

The SUB-ADVISER shall not be liable to VALIC, VC I, or to any shareholder in the Covered Fund(s), and VALIC shall indemnify the SUB-ADVISER, for any act or omission in rendering services under this Agreement, or for any losses sustained in connection with the matters to which this agreement relates, so long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties on the part of the SUB-ADVISER in performing its duties under this Agreement.

VALIC shall perform quarterly and annual tax compliance tests and promptly furnish reports of such tests to the SUB-ADVISER after each quarter end to ensure that the Covered Fund(s) is in compliance with Subchapter M of the Code and Section 817(h) of the Code. VALIC shall apprise the SUB-ADVISER promptly after each quarter end of any potential non-compliance with the diversification requirements in such Code provisions. If so advised, the SUB-ADVISER shall take prompt action so that the Covered Fund complies with such Code diversification provisions, as directed by VALIC.

4.	Representations of the SUB-ADVISER and VALIC

The SUB-ADVISER represents, warrants, and agrees as follows:

(a)

The SUB-ADVISER (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify VALIC of the occurrence of any event that would disqualify the SUB-ADVISER from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)

The SUB-ADVISER has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and if it has not already done so, will provide VALIC and VC I with a copy of such code of ethics together with evidence of its adoption.

(c)

The SUB-ADVISER has provided VALIC and VC I with a copy of its Form ADV as most recently filed with the SEC and will promptly after filing its annual update to its Form ADV with the SEC, furnish a copy of such amendment to VALIC.

VALIC represents, warrants, and agrees as follows:

VALIC: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify the SUB-ADVISER of the occurrence of any event that would disqualify VALIC from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

5.	Term of Agreement

This Agreement shall become effective as to the Covered Fund(s) set forth on Schedule A on the date hereof and as to any other Fund on the date of the Amendment to Schedule A adding such Fund in accordance with this Agreement. Unless sooner terminated as provided herein, or as otherwise noted on Schedule A, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect, but with respect to any Covered Fund, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of VC I's directors who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of VC I's Board of Directors or a majority of that Covered Fund's outstanding voting securities.

This Agreement shall automatically terminate in the event of its assignment as that term is defined in the 1940 Act, or in the event of the termination of the Investment Advisory Agreement between VALIC and VC I as it relates to any Covered Fund(s); provided that the termination of an Interim Investment Advisory Agreement between VC I and VALIC, pursuant to Rule 15a-4 under the 1940 Act upon shareholder approval of a definitive Investment Advisory Agreement with respect to a Covered Fund, shall not result in the termination of this Agreement as to such Covered Fund. The Agreement may be terminated as to any Covered Fund at any time, without the payment of any penalty, by vote of VC I's Board of Directors or by vote of a majority of that Covered Fund's outstanding voting securities on not more than 60 days' nor less than 30 days' written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties. This Agreement may also be terminated by VALIC: (i) on not more than 60 days' nor less than 30 days' written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties, without the payment of any penalty; or (ii) if the SUB-ADVISER becomes unable to discharge its duties and obligations under this Agreement. The SUB-ADVISER may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to VALIC, or upon such shorter notice as may be mutually agreed upon by the parties.

6.	Other Matters

The SUB-ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fit to assist in its performance of services under this Agreement, provided no such person serves or acts as an investment adviser separate from the SUB-ADVISER so as to require a new written contract pursuant to the 1940 Act. The compensation of any such persons will be paid by the SUB-ADVISER, and no obligation will be incurred by, or on behalf of, VALIC or VC I with respect to them.

The SUB-ADVISER agrees that all books and records which it maintains for the Covered Fund(s) are the Covered Fund's property. The SUB-ADVISER also agrees upon request of VALIC or VC I, to promptly surrender the books and records in accordance with the 1940 Act and rules thereunder, provided that VALIC reimburses the SUB-ADVISER for its reasonable expenses in making duplicate copies of such books and records for SUB-ADVISER's files. The SUB-ADVISER further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

VALIC has herewith furnished the SUB-ADVISER copies of VC I's Prospectus, Statement of Additional Information, Articles and Bylaws, investment objectives, policies and restrictions, and any applicable procedures adopted by VC I's Board of Directors, as currently in effect and agrees during the continuance of this Agreement to furnish the SUB-ADVISER copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. Until VALIC delivers any amendments or supplements to the SUB-ADVISER, the SUB-ADVISER shall be fully protected in relying on the documents previously furnished to it.

The SUB-ADVISER is authorized to honor and act on any notice, instruction or confirmation given by VALIC on behalf of the Covered Fund in writing signed or sent by any of the persons who the SUB-ADVISER has reason to believe are acting in good authority. The SUB-ADVISER shall not be liable for so acting in good faith upon such instructions, confirmation or authority.

VALIC agrees to furnish the SUB-ADVISER at its principal office prior to use thereof, copies of all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Covered Fund or the public that refer in any way to the SUB-ADVISER, and not to use such material if the SUB-ADVISER reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this agreement, VALIC will continue to furnish to the SUB-ADVISER copies of any of the above-mentioned materials that refer in any way to the SUB-ADVISER and shall cease to use the SUB-ADVISER name and/or logo as soon as is reasonable. VALIC shall furnish or otherwise make available to the SUB-ADVISER such other information relating to the business affairs of VALIC and the Covered Fund as the SUB-ADVISER at any time, or from time to time, may reasonably request in order to discharge obligations hereunder.

VALIC agrees to indemnify the SUB-ADVISER for losses, costs, fees, expenses and claims which arise directly or indirectly (i) as a result of a failure by VALIC to provide the services or furnish materials required under the terms of this Investment Sub-Advisory Agreement, or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Covered Fund, except insofar as any such statement or omission was specifically made in reliance on written information provided by the SUB-ADVISER to VALIC.

The SUB-ADVISER agrees to indemnify VALIC for losses and claims which arise (i) as a result of the willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties by the SUB-ADVISER; or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Covered Fund to the extent any such statement or omission was made in reliance on written information provided by the SUB-ADVISER to VALIC.

7.	Applicability of Federal Securities Laws

This Agreement shall be interpreted in accordance with the laws of the State of Texas and applicable federal securities laws and regulations, including definitions therein and such exemptions as may be granted to VALIC or the SUB-ADVISER by the Securities and Exchange Commission or such interpretive positions as may be taken by the Commission or its staff. To the extent that the applicable law of the State of Texas, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.

8.	Amendment and Waiver

Provisions of this Agreement may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The Agreement may be amended by mutual written consent of the parties, subject to the requirements of the 1940 Act and the rules and regulations promulgated and orders granted thereunder.

9.	Notices

All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to VALIC and to SUB-ADVISER at the address of each set forth below:

If to VALIC:	Attn: Evelyn Curran 2919 Allen Parkway, L12-01 Houston, Texas 77019 Tel: (713) 831-6425 Fax: (713) 831-4124

If to SUB-ADVISER	Christina Nasta OppenheimerFunds Two World Financial Center 225 Liberty Street, 11th Floor New York, NY 10281 Tel: (212) 323-0862 Fax: (212) 323-4030

With a copy to:	OFI Legal Attn: Susan Mattisinko At the same address

The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.
THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
By: /s/ Evelyn M. Curran Name: Evelyn M. Curran Title: Senior Vice Presient

ATTEST:
Attest: /s/ Mark Matthis Name: Mark Matthes Title: Associate Counsel

OPPENHEIMERFUNDS, INC.
By: /s/ Christina Loftus Name: Christina Loftus Title: Vice Presient
ATTEST:
Attest: /s/ Christina Nasta Name: Christina Nasta Title: Vice President

SCHEDULE A

Covered Fund(s)

SUB-ADVISER shall manage the Value Fund assets and shall be compensated as follows:
0.45% on the first $250 million 0.40% thereafter

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